UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 2, 2009
Commission file number 000-04689
Pentair, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	41-0907434

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

5500 Wayzata Blvd, Suite 800, Golden Valley, Minnesota	55416

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (763) 545-1730
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 2, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Pentair, Inc. (the “Company”) approved a form of award letter for grants of restricted stock units, stock options and performance units under the Company’s 2008 Omnibus Stock Incentive Plan, as amended (the “Plan”), and approved annual awards to executive officers of the Company under the Plan of restricted stock units, stock options and performance units as well as a special incentive award of restricted stock units to the Company’s Executive Vice President and Chief Financial Officer, John L. Stauch. The form of award letter is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Each restricted stock unit represents the right to receive one share of the Company’s common stock upon vesting. The restricted stock units vest one-half on each of the third and fourth anniversaries of the grant date, except for the restricted stock units granted to Mr. Stauch for his special incentive award, which vest 100% on the fourth anniversary of the grant date. Each restricted stock unit includes one dividend equivalent unit, which entitles the holder to a cash payment upon vesting equal to the cash dividends declared on a share of the Company’s common stock. Except with respect to Mr. Stauch’s special incentive award, an executive officer may elect to defer receipt of the restricted stock units and dividend equivalent units upon vesting under the Company’s Non-Qualified Deferred Compensation Plan.
Each stock option is exercisable for one share of the Company’s common stock upon vesting. The stock options vest one-third on each of the first, second and third anniversaries of the grant date. The stock options have an exercise price equal to the fair market value of the Company’s common stock on the grant date and expire ten years after the grant date.
Each performance unit entitles the holder to a cash payment following the end of a three year performance period if the Company achieves specified threshold, target or maximum levels of one or more Company performance goals set forth in the Plan selected by the Committee during such period. An executive officer may elect to defer receipt of the cash payment upon vesting under the Company’s Non-Qualified Deferred Compensation Plan.
The number of restricted stock units and stock options and the dollar value of performance units at threshold, target and maximum granted to each of the Company’s named executive officers are set forth in the table below. The amounts payable to these executive officers are not determinable because the awards of restricted stock units and stock options are subject to the Company’s future stock price and awards of performance units are subject to the Company’s future performance.

		Restricted		Performance	Performance	Performance
		Stock	Stock	Units Value at	Units Value at	Units Value at
Officer	Title	Units (#)	Options (#)	Threshold ($)	Target ($)	Maximum ($)
Randall J. Hogan	Chairman and Chief Executive Officer	63,791	309,288	978,027	1,956,054	2,934,081
Michael V. Schrock	President and Chief Operating Officer	25,700	125,000	482,225	964,450	1,446,675
John L. Stauch	Executive Vice President and Chief Financial Officer	61,667 (1)	95,000	324,875	649,750	974,625
Louis L. Ainsworth	Senior Vice President, General Counsel and Secretary	10,000	50,000	256,250	512,500	768,750
Frederick S. Koury	Senior Vice President, Human Resources	12,000	60,000	207,500	415,000	622,500

(1)	41,667 of the restricted stock units constitute a special incentive award to Mr. Stauch.
ITEM 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits

The following exhibit is provided as part of the information filed under Item 5.02 of this Current Report on Form 8-K:

Exhibit	Description

10.1	Form of award letter under the Pentair, Inc. 2008 Omnibus Stock Incentive Plan, as amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on January 8, 2008.

PENTAIR, INC. Registrant
By	/s/ Louis L. Ainsworth
Louis L. Ainsworth
Senior Vice President, General Counsel and Secretary

PENTAIR, INC.
Exhibit Index to Current Report on Form 8-K
Dated January 2, 2009

Exhibit
Number	Description

10.1	Form of award letter under the Pentair, Inc. 2008 Omnibus Stock Incentive Plan, as amended.